Exhibit (21)* to Report
                              on Form 10-K for Fiscal
                              Year Ended June 30, 1998
                           by Parker-Hannifin Corporation

                     The Company has the following subsidiaries:

                             Domestic Subsidiaries
                                                                    Percentage
Name                                              Incorporated        Owned(1)

B.A.G. Acquisition Limited                         California           100
iPower Distribution Group Inc.                     Ohio                 100
Fluid Power Industries, Inc.                       Delaware             100
Parker AIP Corp.                                   Delaware             100
Parker de Puerto Rico, Inc.                        Delaware             100
Parker Finance Corp.                               Delaware             100(2)
Parker-Hannifin Asia Pacific Co., Ltd.             Delaware             100(3)
Parker-Hannifin International Corp.                Delaware             100
Parker Intangibles Inc.                            Delaware             100
Parker Properties Inc.                             Delaware             100
Parker Services Inc.                               Delaware             100
Sierra Manufacturing Company                       Nevada               100(4)
Travel 17325 Inc.                                  Delaware             100
UCC, Inc.                                          Michigan             100(5)
Veriflo Corporation                                California           100(6)

                              Foreign Subsidiaries


Acadia International Insurance Limited             Ireland              100
Alenco (Holdings) Ltd.                             United Kingdom       100(3)
Beheermaatschappij Sempress B.V.                   Netherlands          100(7)
Brownsville Rubber Co., S.A. de C.V.               Mexico               100
Extrudit Limited                                   United Kingdom       100(8)
Fluid Power Industries Ltd.                        United Kingdom       100(9)
Parker Automotive de Mexico S.A. de C.V.           Mexico               100
Parker Enzed (Australia) Pty. Ltd.                 Australia            100(10)
Parker Enzed (N.Z.) Limited                        New Zealand          100(3)
Parker Enzed Equipment (Australia) Pty. Ltd.       Australia            100(10)
Parker Enzed Technologies Pty. Ltd.                Australia            100(10)
Parker Ermeto GesmbH                               Austria              100(11)
Parker Fluid Connectors S.A. de C.V.               Mexico               100(12)
Parker Hannifin (1997) Co., Ltd.                   Thailand             100(13)
Parker Hannifin (Australia) Pty. Ltd.              Australia            100(3)
Parker Hannifin (Canada) Inc.                      Canada               100(3)
Parker Hannifin (Espana) SA                        Spain                100(3)
Parker Hannifin (N.Z.) Limited                     New Zealand          100
Parker Hannifin (Thailand) Co., Ltd.               Thailand             100
Parker Hannifin (UK) Ltd.                          United Kingdom       100(3)
Parker Hannifin A/S                                Norway               100(14)
Parker Hannifin AB                                 Sweden               100
Parker Hannifin AG                                 Switzerland          100(11)
Parker Hannifin Argentina SAIC                     Argentina            100
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Parker Hannifin B.V.                               Netherlands          100(15)
Parker Hannifin Climate & Industrial
   Controls, Ltd.                                  Korea                100
Parker Hannifin Connectors Ltd.                    Korea                100
Parker Hannifin de Venezuela, S.A.                 Venezuela            100(3)
Parker Hannifin Denmark A/S                        Denmark              100
Parker Hannifin Finance B.V.                       Netherlands          100(7)
Parker Hannifin Foreign Sales Corp.                Guam                 100(3)
Parker Hannifin GmbH                               Germany              100(3)
Parker Hannifin Hong Kong Limited                  Hong Kong            100(16)
Parker Hannifin Industria e Comercio Ltda.         Brazil               100(17)
Parker Hannifin Japan Ltd.                         Japan                100
Parker Hannifin Korea Ltd.                         Korea                100(3)
Parker Hannifin Motion & Control
    (Shanghai) Co. Ltd.                            China                100
Parker Hannifin Oy                                 Finland              100
Parker Hannifin Pension Trustees Ltd.              United Kingdom       100(18)
Parker Hannifin plc                                United Kingdom       100(14)
Parker Hannifin S.A.                               France               100
Parker Hannifin S.p.A.                             Italy                100
Parker Hannifin Sp. z.o.o.                         Poland               100
Parker Hannifin Taiwan Ltd.                        Taiwan               100
Parker Hannifin Verwaltungs GmbH                   Germany              100(11)
Parker Jinyoung Ltd.                               Korea                100(3)
Parker Lucifer S.A.                                Switzerland          100
Parker Seal de Baja S.A. de C.V.                   Mexico               100
Parker Seals S.p.A.                                Italy                100(19)
Parker Sempress B.V.                               Netherlands          100(20)
Parker Sistemas de Automatizacion S.A. de C.V.     Mexico               100
Parker Zenith S.A. de C.V.                         Mexico               100(12)
Parker-Hannifin (Africa) Proprietary Limited       South Africa         100
Parker-Hannifin India Private Ltd.                 India                100
Parker-Hannifin N.V. S.A.                          Belgium              100(7)
Parker-Hannifin s.r.o.                             Czech Republic       100
Parker-Hannifin Singapore Pte.  Ltd.               Singapore            100
P-H do Brasil Comercial Ltda.                      Brazil               100(3)
PH Finance Ltd.                                    United Kingdom       100
Schrader Bellows Parker,S.A. de C.V.               Mexico               100(12)
Sempress Pneumatic S.L.                            Spain                100(21)
Sempress Pneumatiek N.V.                           Belgium              100(22)
Sempress Pneumatik GmbH                            Germany              100(11)
Sempress S.A.R.L.                                  France               100(23)
UCC Australia Pty. Ltd.                            Australia            100(10)
UCC Corporation                                    Switzerland          100(24)
UCC Corporation & Co. GmbH                         Germany              100(11)
UCC France S.A.R.L.                                France               100(25)
UCC International Group Ltd.                       United Kingdom       100(26)
UCC International Ltd.                             United Kingdom       100(24)
UCC Properties Ltd.                                United Kingdom       100(26)
UCC Securities Ltd.                                United Kingdom       100(8)
VOAC Hydraulics S.A.                               Spain                100(21)
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______________

    (1)   Excludes directors' qualifying shares
    (2)   Owned 100% by Parker de Puerto Rico, Inc.
    (3)   Owned 100% by Parker-Hannifin International Corp.
    (4)   Owned 100% by Veriflo Corporation
    (5)   Owned 100% by UCC Corporation
    (6)   Owned 100% by B.A.G. Acquisition Limited
    (7)   Owned 100% by Parker Hannifin B.V.
    (8)   Owned 100% by Parker Hannifin (UK) Limited
    (9)   Owned 100% by Fluid Power Industries, Inc.
    (10)  Owned 100% by Parker-Hannifin (Australia) Pty. Ltd.
    (11)  Owned 100% by Parker Hannifin GmbH
    (12)  Owned 100% by Parker Sistemas de Automatizacion S.A. de C.V.
    (13) Owned 51% by Parker Hannifin (Thailand) Co., Ltd. and 49% by Parker-Hannifin Corporation
    (14)  Owned 100% by Alenco (Holdings) Ltd.
    (15) Owned 77.5% by Parker Hannifin International Corp. and 22.5% by Parker AIP Corp.
    (16) Owned 99.99% by Parker-Hannifin Corporation and .01% by Parker-Hannifin International Corp.
    (17) Owned 37.5% by P-H do Brasil Comercial Ltda. and 62.5% by Parker-Hannifin International Corp.
    (18)  Owned 100% by Parker Hannifin plc
    (19)  Owned 100% by Parker-Hannifin S.p.A.
    (20)  Owned 100% by Beheermaatschappij Sempress B.V.
    (21)  Owned 100% by Parker Hannifin (Espana) S.A.
    (22)  Owned 100% by Parker Hannifin N.V. S.A.
    (23)  Owned 100% by Parker Hannifin S.A.
    (24)  Owned 100% by UCC International Group Ltd.
    (25)  Owned 75% by UCC Corporation and 25% by Parker Hannifin S.A.
    (26)  Owned 100% by UCC Securities Ltd.

     All of the foregoing subsidiaries are included in the Company's consolidated financial statements. In addition to the foregoing, the Company owns three inactive or name holding companies.

           *Numbered in accordance with Item 601 of Regulation S-K.


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